UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2021

(Date of earliest event reported)

NATURAL ORDER ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39690	85-2464911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Colpitts Road

Weston, MA 02493

(Address of principal executive offices, including zip code)

(617) 395-1644

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Warrant to acquire one-half of a share of Common Stock	NOACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	NOAC	The Nasdaq Stock Market LLC
Warrants	NOACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the staff of the SEC issued a new Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”). The SEC Staff Statement addresses certain accounting and reporting considerations related to warrants. In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity.

The warrant agreement governing certain warrants issued by Natural Order Acquisition Corp (the “Company”) includes a provision that provides for potential changes to the settlement amounts dependent on the characteristics of the holder of the warrant. Upon review of the SEC Staff Statement, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant.

In light of that new SEC Staff Statement, after discussion and evaluation, including with our independent registered public accounting firm, the Audit Committee of our Board of Directors (the “Audit Committee”), determined that 6,800,000 warrants that were issued in a private placement (the “Private Warrants”) should be presented as liabilities with subsequent fair value remeasurement. This conclusion results from the determination that the provision that provides for potential changes to the settlement amount based upon the holder of the warrant fails the indexation guidance of ASC 815-40-15, because the holder is not an input into the determination of fair value of the warrant. As a result of the foregoing, on May 12, 2021, the Audit Committee concluded, in consultation with the Company’s management, that its previously issued Financial Statements as of December 31, 2020, and the period from August 10, 2020 (date of inception) through December 31, 2020 (the “Affected Periods”) should no longer be relied upon.

As a result, investors, analysts and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Affected Periods. Similarly, the related press releases, Report of Independent Registered Public Accounting Firm on the financial statements for the Affected Periods, and the stockholder communications, investor presentations or other communications describing relevant portions of our financial statements for the Affected Periods that need to be restated should no longer be relied upon. The Company will, as soon as practicable, file Amendment No. 1 to its Annual Report on Form 10-K for the fiscal period ended December 31, 2020 that restates our audited financial statements as of, and for the period from August 10, 2020 (date of inception) to December 31, 2020.

These restatements result in non-cash, non-operating financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total cash flows.

The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Order Acquisition Corp.

Dated: May 18, 2021	By:	/s/ Marc Volpe
	Name:	Marc Volpe
	Title:	Chief Financial Officer

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